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                                                                    Exhibit 23.1




New American Healthcare Corporation
Brentwood, Tennessee


We hereby consent to the use in this Form 8-K of our report, dated March 10, 1998, relating to the financial statements of Lucius O. Crosby Memorial Hospital.

Manual Firm Signature

HORNE CPA GROUP





Laurel, Mississippi
January 7, 1999